Exhibit 10.45

Supplementary Agreement to Collaborative Alliance Contract

Supplementary Agreement to the Collaborative Alliance Contract

Party A: Dongbei University of Finance and Economics

Party B: Beijing Hongcheng Liye Technology Co., Ltd

WHEREAS:

The Collaborative Alliance Contract on establishing Dalian Dongcai Technology Development Co., Ltd (hereinafter the “New Company”) and its Articles of Association was signed by Party A and Party B in May 2003, now the following supplementary agreement is entered into between the two parties on the matters concerning the New Company.

1.	The New Company is a limited liability company established by Party A and Party B. Party A herein confirms that the Online Education College of Dongbei University of Finance and Economics (hereinafter the “Online College”) is still the teaching unit of Party A, having the entire decision-making right for the school of online education. The New Company will provide comprehensive services for all the projects of the Online College and will be engaged in other businesses within its business scope.

2.	Party A will sign a service agreement with the New Company upon the New Company’s establishment to confirm the service scope pursuant to the Collaborative Alliance Contract. If Party A raises new technical and labor demands hereafter beyond this service scope, the New Company will have priority to provide the service. The following principle on charges for technological & commercial services provided by the New Company for Online College is confirmed as: 8% of the total tuition fee of the Online College should be turned over to Party A (hereinafter referred to as “Turned-over Fund”), and the remaining 92% will be used to pay the Online College for the operating costs of online education, including the expenses for running a school paid directly by the Online College (including third party costs) and technical and labor service charges paid to the New Company, etc. The balance after the abovementioned Turned-over Fund and expenses for running a school paid directly by the Online College (including third party costs) being deducted should be used for technological development and commercial publicity of online education projects by the Online College, i.e. to pay the New Company the technical and labor service charges. The New Company will sign a technological service agreement with Party B upon establishment, confirming the scope and content of the technological services provided for the New Company according to its demand.

3.	The principle on the expenses for running a school (including third party costs) mentioned in the above article 2 is confirmed as: the Online College is the subject of online teaching and the agreements signed with different online teaching centers, so the expenses incurred in teaching activities (including third party costs) and Turned-over Fund should be dispensed with from the account of the Online College, which will account for 50% of the total tuition fee.

4.

For the convenience of the overall management of the online education project, the annual budgets of the Online College and the New Company will be formulated together in line with the principle of comprehensive cost and integrated utility. The annual budgets and performance of the Online College and New Company will be formulated and checked according to the uniform procedure.

Party A: Dongbei University of Finance and Economics (Seal)

By:	/s/ Qiu Dong
Name:	Qiu Dong
Date:

Party B: Beijing Hongcheng Liye Technology Co., Ltd (Seal)

By:	/s/ Huang Bo
Name:	Huang Bo
Date:

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